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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-58855) and related Joint Proxy Statement/Prospectus of Dan River Inc. for the registration of 4,800,000 shares of its common stock and to the incorporation by reference therein of our report dated October 18, 1996 (except for Notes 8 and 19, as to which the dates are October 31, 1996 and November 20, 1996, respectively), with respect to the financial statements of The New Cherokee Corporation for the three years in the period ended September 28, 1996 included in the Current Report on Form 8-K/A Amendment No. 1 dated April 18, 1997 incorporated herein by reference.


                                             /s/ Pugh & Company, P.C.

                                             Pugh & Company, PC
                                             Knoxville, Tennessee
                                             September 21, 1998